UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

October 22, 2025
Date of Report (date of earliest event reported)

FEDERAL HOME LOAN BANK OF ATLANTA
(Exact name of registrant as specified in its charter)

Federally chartered corporation United States	001-51845		56-6000442
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

1475 Peachtree Street, NE	Atlanta	Georgia	30309
(Address of principal executive offices)

(404) 888-8000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 23, 2025, the Federal Home Loan Bank of Atlanta (the “Bank”) filed a current report on Form 8-K to report the retirement of Kirk R. Malmberg, President and Chief Executive Officer of the Bank, effective December 31, 2025. Such Form 8-K also reported the appointment of Reginald T. O’Shields as President and Chief Executive Officer of the Bank, effective upon the retirement of Mr. Malmberg, as of January 1, 2026. Mr. O’Shields compensation arrangements were subject to review and non-objection by the Bank's regulator, the Federal Housing Finance Agency ("Finance Agency"). The Bank received a non-objection letter from the Finance Agency on December 2, 2025 and is filing this amendment to the Form 8-K filed on October 23, 2025 to disclose Mr. O’Shields' compensation arrangements. No other changes have been made to such Form 8-K.

Employment Agreement

The Bank entered into an Employment Agreement with Mr. O’Shields effective January 1, 2026 (the "Employment Agreement"). Unless earlier terminated by either party as provided therein, the Employment Agreement has an initial three-year term and will continue to extend automatically for subsequent one-year periods unless either gives notice of non-renewal at least sixty (60) days prior to the renewal date. Pursuant to the Employment Agreement, the Bank will provide Mr. O’Shields with an annual base salary of $875,000, which may be increased from time to time by the Bank's Board of Directors, or reduced pari passu with the other senior executive officers of the Bank. In addition, the Bank will provide Mr. O’Shields with a $1,500 per month automobile allowance. Mr. O'Shields is entitled to participate in all incentive, savings, and retirement plans and programs, any welfare benefit plans, practices, policies and programs and any expense reimbursement, fringe benefits and paid time off in accordance, to the extent available to senior executives of the Bank.

The Employment Agreement provides that upon the Bank's termination of Mr. O’Shields' employment for any reason other than "cause," or upon Mr. O’Shields' termination of his employment for "good reason," as defined in the Employment Agreement, the Bank will pay a total of one year's base salary in a lump sum within sixty (60) days after Mr. O’Shields executes and delivers a general release of claims to the Bank, plus an amount equal to the amount that would have been payable pursuant to Mr. O’Shields incentive compensation award for the year in which the date of termination occurs, prorated based upon the number of days Mr. O’Shields was employed that year. The incentive compensation award is based on the Bank's actual performance for the year in which termination occurs and is payable at the time such incentive compensation awards are paid to other senior executives. In addition, Mr. O’Shields is entitled to receive a lump sum amount corresponding to certain healthcare replacement costs for amounts he would receive to continue participation and enrollment in the Bank's healthcare plans for him and his eligible dependents for a period of twenty-four (24) months, and other amounts required to be paid or provided under any other Bank plan, program, policy or practice or contract or agreement.

Change in Control Severance Plan Agreement

The Bank has also designated Mr. O’Shields as a participant in the Bank's Executive Change in Control Severance Plan (the "Severance Plan"). The Severance Plan provides that upon the Bank's termination of Mr. O’Shields' employment for any reason other than "cause," or upon Mr. O’Shields' termination of his employment for "good reason," in either case within twenty-four months following a "change in control," as defined in the Severance Plan, Mr. O’Shields would receive (i) a cash payment equal to 2.5 times his base salary, (ii) a lump sum cash payment equal to the amount that would have been payable pursuant to his incentive compensation award for the year in which the date of termination occurs, prorated based on the number of days he was employed that year, (iii) a $7,500 lump sum cash payment for outplacement assistance, and (iv) a lump sum amount corresponding to certain healthcare replacement costs for amounts he would receive to continue participation and enrollment in the Bank's healthcare plans for him and his eligible dependents for a period of twenty-four (24) months.

Both the Employment Agreement and Mr. O’Shields participation agreement under the Severance Plan contain certain covenants prohibiting the solicitation of the Bank's customers or employees for twelve months after the date of Mr. O’Shields termination of employment, and covenants regarding the non-disclosure of confidential information and trade secrets.

Benefit Plans

Mr. O’Shields will continue to participate in the Bank's non-qualified Benefit Equalization Plan (the "BEP"), and is eligible to accrue benefits under both the defined benefit component ("DBEP") and the defined contribution component ("DCBEP"). The DBEP restores benefits that executives would forfeit due to federal tax code limitations applicable to payments under the Pension Plan, and operates using the same benefit formula and retirement eligibility provisions of the Pension Plan. Pursuant to the DCBEP, Mr. O'Shields is permitted to defer up to 40.0 percent of salary under the Bank’s 401(k) Plan and the DCBEP and the Bank matches the amount contributed up to six percent of base salary. Mr. O'Shields is also entitled to certain death benefits available under the Pension Plan and the DBEP.

A copy of Mr. O’Shields' Employment Agreement is included as Exhibits 10.1 to this report.

Item 9.01 Financial Statements and Exhibits.

10.1 Employment Agreement, effective as of January 1, 2026 between the Bank and Reginald T. O’Shields

104 The cover page of this Current Report on Form 8-K, formatted in inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Atlanta

Date: December 5, 2025
By: /s/ Andrew S. Locker
Name: Andrew S. Locker Title: General Counsel, Corporate Secretary and Director of Compliance